UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2010

Global Indemnity plc
(Exact name of registrant as specified in its charter)

Ireland	001-34809	98-0664891
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Arthur Cox Building Earlsfort Terrace Dublin 2 Ireland
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +(353) (0) 1 618 0517

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03(a).

Effective July 6, 2010, Article 67 of the Memorandum and Articles of Association of Global Indemnity plc, an Irish public limited company, (the “Company”) was amended to revise and set the maximum number of directors from seven (7) to eight (8).

Item 5.02(d).

Effective July 6, 2010, the Board of Directors of the Company appointed James W. Crystal as a new director of the Company’s Board of Directors until the Company’s next annual general meeting or until his successor is elected and qualified. Mr. Crystal is the Chairman and Chief Executive Officer of Frank Crystal & Company, a privately owned insurance brokerage firm.

There is no arrangement or understanding between Mr. Crystal and any other persons pursuant to which he was selected as a director of the Company. Furthermore, the Company has not been since the beginning of the last fiscal year, and is not currently proposed to be, a participant in any related party transaction with Mr. Crystal within the meaning of Item 404(a) of Regulation S-K.

Mr. Crystal, as a member of the Board of Directors of the Company shall be entitled to receive fees paid and stock appreciation rights granted by the Company to its directors who are not full-time employees of the Company. The description of compensation of directors of the Company was previously reported in United America Indemnity Ltd.’s Definitive Proxy Statement filed with the Securities and Exchange Commission (the “Commission”) on April 30, 2010 and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL INDEMNITY PLC

By: /s/ Thomas M. McGeehan

DATE: July 9, 2010

Thomas M. McGeehan
Senior Vice President and Chief Financial Officer
(Authorized Signatory)